Exhibit 23(b)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-251121) and Form S-3 (No. 333-255218) of Denbury Inc. of our report dated March 5, 2021 relating to the financial statements of Denbury Resources Inc. (Predecessor), which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Dallas, Texas
February 23, 2023